Purchase and Sale Agreement

Omphalos　Corporation (hereinafter referred to as "Party A) and Tamura Corporation (Hereinafter referred to as "Party B) enter this agreement as follows to engage in trading, manufacturing supply and business between both parties:

Article 1(The relationship between this agreement and individual agreement)

1. Except for expressed in this agreement, the individual agreement of relevant trading, manufacturing supply, and business between Party A and Party B (hereinafter referred to as "Individual Agreement") also apply to re-stated items in both this agreement and the Individual Agreement.
2. When there is conflict between this agreement and the Individual Agreement, this agreement shall supersede the Individual Agreement.

Article 2 (the establishment of the Individual Agreement)

1. In terms of Individual Agreement, Party A shall submit a purchase order as stipulated in Article 3 and Party B promises to incorporate the contents in the agreement.
2. Notwithstanding the foregoing, if additional negotiation between Party A and Party B has not obtained the written approval from Party B, the contents of Article 1 shall be sent to Party B either in e-mail or contents of Article 1 shall be saved in magnetic media and sent to Party B to replace as the purchase order.
3. Party B shall give the reply of approval or disapprove to Party A within seven (7) business days after submission.

Article 3 (record of purchase order contents)

A purchase order shall be kept in record with the contents as follows:

(1) Date of purchase;

(2) Name, specification, and quantity of objective (including service provided; same for each order);

(3) Delivery time, site, material inspection, and other payment terms;

(4) The amount of payment, unit price, payment date, and payment method;

(5) Others, items required after negotiation for individual agreement between Party A and B;

(6) Relevant items if Party A supplies Party B products.

Article 4 (change of Individual Agreement)

1. When Party A or Party B inevitably needs to change the contents of Individual Agreement, they shall immediately inform the other party.

2. If the above notice for the change of Individual Agreement is received, Party A and Party B shall negotiate on changes and the contents.
3. If there is change in Individual Agreement, purchase order relevant with the Individual Agreement shall also be modified and the originally issued purchase order shall also be replaced and renewed.

Article 5 (responsibility for the loss due to change of Individual Agreement)
Loss occurs due to the foregoing shall be handled as follows:
(1) If Party A is held for the responsibilities for the cause of loss of Party B, Party B shall have the right to claim for such compensation from Party A but Party B shall seek the minimum loss compensation.
(2) If Party B is held for the responsibilities for the cause of loss of Party A, Party A shall have the right to claim for such compensation from Party B but Party A shall seek the minimum loss compensation.
(3) If the change or any other cause is not found to be the reason or the fault of any contracting parties for the loss, Party A and B shall discuss about the loss compensation. But Party A and B shall cooperate with each other to minimize the loss.

Article 6 (price)
The price of objective shall be discussed and changed after the negotiation conducted between Party A and Party B; both parties shall have comprehensive consideration of all factors before the final decision is made.

Article 7 (delivery time)
1. The term "delivery time" means the date when Party B ships the objective to the designated site according to Individual Agreement.
2. Party B shall ship the objective to the designated site on designated time.
3. When delivering the objective, Party B shall attach with the shipment sheet assigned by Party A as well as the relevant drawing, specification, and other technology information obtained from Party A.
   Information (obtained from Party A) includes duplicate copy but when there is a need to continuously deliver objective, Party B shall observe Article 14 and keep managing the obtained information from Party A.
4. If Party B fails to deliver on time, it shall immediately inform Party A and follow the instruction given by Party A.

Article 8 (delivery before designated time)
1. Party B shall obtain the approval of Party A first before any earlier delivery before the

designated time.

2. If the foregoing is approved by Party A, Party A will still regard the prior delivery as temporary one and the delivery term shall follow the designated time stipulated in Article 11.1.

Article 9 (delivery inspection)

1. In principle, Party A shall conduct delivery inspection within one (1) week after installation after Party B delivers the objective to Party A.
2. If there is discrepancy found between species, quantity, and quality stated in Individual Agreement and those delivered, Party B shall be informed of the disqualified result immediately.
3. Notwithstanding the foregoing, if there is additional written agreement made between Party A and Party B after negotiation, Party B can be entrusted for the material check.

Article 10 (handling of the disqualified)

1. If Party B receives the notice of disqualified result, it shall follow the instruction of Party A to deliver the replacement and handle the disqualified goods and the disqualified goods(hereinafter referred to as "the Disqualified") shall be taken back as soon as possible after the notice of disqualified result given date.
2. During the foregoing period, Party B shall take the responsibility for the loss, damage, reduced quantity of the Disqualified except for those items that Party A shall hold the responsibility.
3. Notwithstanding the foregoing, Party A will accept those goods if it deems they are usable after processing and there is no time to wait for the delivery of replacement.
4. When the foregoing is implemented, Party A shall have the right to deduct the price of goods delivered and the deducted amount shall be negotiated by both parties.

Article 11 (delivery acceptance and ownership transfer)

1. When delivery inspection result conforms to quality and quantity of the objective goods condition stipulated in the agreement, Party A shall immediately accept the delivery. Article 10.3, the inspection, and Article 10.4, the decision on deducted amount shall be use as the time basis of delivery acceptance.
2. The ownership of the objective shall be transferred from Party B to Party A since the delivery acceptance time mentioned in the foregoing.
3. In terms of 11.1, the loss, damage, reduced quantity of the objective, goods sold, and any other liabilities before the delivery acceptance shall be the responsibility of Party A unless Party A is deemed to be responsible.

Article 12 (quality assurance responsibility)

If defect of objective is found by Party A within twelve(12) months after delivery acceptance, Party A shall inform Party B as soon as possible. Party B, then, shall follow the instruction of Party A and deliver the replacement of the objective and the maintenance or repairing fee shall be handled with deducted amount.

Article 13 (payment)

Party A shall pay the objective delivered by Party B according to terms stipulated in this agreement and Individual Agreement.

Article 14 (obtained information from Party A)

1. Party A shall provide Party B minimum required information of the objective for manufacturing purpose.
2. Party B during the period after obtaining the information shall regard the information as it owns the information and take the responsibility for good management. Without the written approval of Party A, Party B shall not use the obtained information other than manufacturing purpose, shall not duplicate, transfer, lend, and assign to the third party or any other borrowing and handling.

Article 15 (obtained devices)

1. Party B shall in principle purchase devices, tools, machines, and equipment needed for the manufacturing of objective, but if Party A regards it as the specific need, it can lend Party B the devices after negotiation.
2. Without the written approval of Party A, Party B shall not use the obtained devices other than manufacturing purpose, shall not duplicate, transfer, lend, and assign to the third party or any other borrowing and handling.

Article 16 (goods in supply)

1. Party B shall in principle purchase material and parts needed for the manufacturing of objective, but if Party A regards it as the specific need to maintain the quality, it can supply Party B material and parts after negotiation either with charge or free of charge(hereinafter referred to as "the Supply"). The condition of the supply shall be stipulated in this agreement.
2. The delivery site of the supply shall in principle be decided by Party A.
3. Without the written approval of Party A, Party B shall not used the supply for any other purposes and shall not transfer, assign, or use as guarantee for the third party.

Article 17 (infringement of intellectual property right (IPR))

1. Party B shall be very careful about the manufacturing of objective delivered to Party A and shall not infringe the IPR of the third party.
2. If there is infringement of the IPR of the third party for the manufacturing method of the objective by Party B, Party B shall inform Party A immediately and follow the instruction given by Party A.

Article 18 (export management)

1. When Party A and B implement this agreement and Individual Agreement, both parties shall also abide by laws and regulation of import and export stipulated in Japan or any other export countries.
2. If there is relevant import and export restriction of the objective or there is possible conflict, Party B shall inform Party A in writing.

Article 19 (management of chemical substance)

1. When Party B implements this agreement and Individual Agreement, it shall abide by relevant laws and regulations of control for chemical substances.

Article 20 (confidentiality)

1. Without obtaining written approval of the other party, Party A or Party B shall not disclose or release any information known and relevant with this agreement and Individual Agreement to the third party.

But there is exception for the information as follows:

(1) Information owned before the provision and disclosure made by the other party;
(2) Public information before the disclosure made by the other party;
(3) Known information after disclosure that is not the responsibility of the other party;
(4) Information obtained solely by either party;
(5) Information legally obtained by either party from the third party;
(6) Information disclosed due to the requirement of governmental agency or legal order.

2. Both Party A and Party B even within their own organization shall take good security management for the information in order to achieve the foregoing purpose.

Article 21 (transfer of right and obligation)

Without the prior approval of the other party, Party A and Party B shall not transfer, partial or whole, relevant rights or obligations of this agreement or Individual Agreement to the third party, provide guarantee or conduct any other handling.

Article 22 (subcontracting)
With the written approval of Party A, Party B shall be able to entrust or subcontract the third party, partial or whole, manufacturing or processing procedures.

Article 23(change or termination due to force majeure)
If Party A or Party B encounters force majeure such as natural disaster, earthquake, war or riot and fail to carry out obligations of this agreement or Individual Agreement, partial or whole, it shall negotiate with the other party on change or termination, partial or whole, this agreement or Individual Agreement to disclaim for the responsibility.

Article 24 (termination)
1. When one of the following items occurs, Party A or Party B shall have the right to terminate this agreement or Individual Agreement, partial or whole:
(1) Promissory note or cheque is dishonored or payment is not made;
(2) Business operation is cancelled or terminated due to the governmental order;
(3) Provisional seizure, provisional execution, seizure, or enforcement is claimed or auction or tax-receivable delinquent is ordered;
(4) Bankruptcy, restructuring, liquidation, civil rehabilitation, reorganization are filed either by others or the company itself;
(5) Dissolution, merging, investment capital reduction, or transfer, partial or whole, of the businesses causes the concern for the implementation of this agreement or Individual Agreement;
(6) Other incident is deemed as significant as Article 24.1.(1) that causes the concern for the implementation of this agreement or Individual Agreement.

2. When either Party A or B breaches this agreement or Individual Agreement, there shall be a certain period of time for modification notified and requested in writing; failure to improve or modify within the requested time will result in partial or whole termination of this agreement and Individual Agreement without any notice.
3. Violation item of this agreement and Individual Agreement that fails improve or modify within the requested time will result in partial or whole termination of this agreement and Individual Agreement.

Article 25 (handling of termination)
1. When either Party A or Party B is informed of termination of this agreement, Individual Agreement that still exists at the same time of the termination shall be resumed to its initial status of effectiveness.
2. When this agreement or Individual Agreement is terminated, Party A shall purchase parts,

semi-products, or finished products relevant of the objective from Party B. Party B shall deliver the relevant items to Party A as soon as possible when Party A shows the foregoing intention.

3. The price of the foregoing shall be decided as follows:
   (1) Price of the Supply shall be decided by Party A;
   (2) Except for the foregoing, the rest price shall be decided by both Parties.
4. If this agreement is terminated, the liabilities between both parties shall be resolved based on offset principle regardless of the expression of any opinions.
5. When this agreement or Individual Agreement is terminated, the responsible party shall compensate the loss of the other party.

Article 26 (maturity of effectiveness)

This agreement takes effective between October 1, 2007 and September 30, 2008. If there is no written notice for termination or change of this agreement raised either by Party A or Party B six (6) months before its maturity, this agreement is deemed to continue its effectiveness for one (1) year. This also applies for next maturity of effectiveness.

Article 27 (handling after termination and maturity)

1. When this agreement terminates and Individual Agreement holds effective, during the effective period of Individual Agreement, the relevant parts of this agreement shall remain their effectiveness.
2. No matter whatever reason, when this agreement terminates, Article 12, 17, and 19 remain effective and Party A and Party B shall conduct businesses according these articles.

Article 28 (governing court)

If there is a dispute between Party A and Party B, Tokyo District Court will be the governing court.

Article 29 (special agreement)

Before entering this agreement, Party A and Party B entered trading agreement (hereinafter referred to as "7-day Agreement") and since this agreement puts into effectiveness, the "7-day Agreement" terminates. Items with existing effectiveness shall remain valid; Individual Agreement shall be carried out according to the stipulation of this agreement.

Article 30 (resolution through negotiation)

Both parties shall discuss and negotiation in good faith on concern or item of this agreement and Individual Agreement that requires further clarification.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement in English in duplicate to be signed by their duly authorized officers or representatives as of the date first above written.

Party A : OMPHALOS CORPORATION
Address: 15-2 FL. No.83, SEC1, NAN KAN
ROAD, LU CHU , TAOYUAN HSIEN
TAIWAN

____

Name : Mr. Sam S.P. Yang
Title : C.E.O.

Party B: TAMURA CORPORATION
Address: 2-3-1, HIROSEDAI ,
KYOYAMA CITY
SAITAMA PREF.

____

Name : Tomoyuki Nakano
Title : Senior Executive Director